For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Participate in a Panel Discussion
at the 2008 RBC Capital Markets Conference

HOUSTON, May 27, 2008 – FMC Technologies, Inc. (NYSE: FTI) announced today that President and Chief Executive Officer, Peter D. Kinnear, will participate in a panel discussion at the following event:

Analyst Conference:	2008 RBC Capital Markets Conference Ritz-Carlton, Battery Park

Two West Street
New York, NY 10004

Tuesday, June 3, 2008 at 10:50 a.m. EDT

Presentation: Live webcast of the discussion can be accessed using the following URL: http://ir.fmctechnologies.com/events.cfm.

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Named by FORTUNE Magazine as America’s Most Admired Oil and Gas Equipment, Service Company in 2005, 2006 and 2008, FMC Technologies employs approximately 13,000 people and operates 33 manufacturing facilities in 19 countries.  For more information visit www.fmctechnologies.com.

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